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                                                                 EXHIBIT 4.0
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               Incorporated under the laws of the State of Nevada
NUMBER                                                                SHARES

                                FEBRUARY 10, 2000

                                  ESSTEC, INC.


10,000,000 SHARES COMMON STOCK                  500,000 SHARES PREFERRED STOCK
   $.001 PAR VALUE EACH                              $.001 PAR VALUE EACH


THIS CERTIFIES THAT ________________ IS THE REGISTERED HOLDER OF ___________ SHARES OF THE COMMON SHARES OF

                                  ESSTEC, INC.


HEREINAFTER DESIGNATED 'THE CORPORATION" TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

     This certificate and the shares represented hereby shall be subject to all of the provisions of the Articles of Incorporation and the By-laws of said Corporation, a copy of which is on file at the office of the corporation and made a part hereof fully as though the provisions of said Articles of Incorporation and By-laws imprinted in full on this certificate, to all of which the holder of this certificate by acceptance hereof, assents and agrees to be bound.

     Any shareholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Articles of Incorporation and the By-laws.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.


                               [Graphics omitted]
    ___________________________               ___________________________
                      SECRETARY                                 PRESIDENT

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